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                                  EXHIBIT 99.3



           FIRST AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT


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           FIRST AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT


     THIS AGREEMENT ("Agreement"), dated as of the 24th day of February 1998, by and between Atria Communities, Inc., a Delaware corporation (the "Company"), and National City Bank, as Rights Agent (the "Rights Agent"), constitutes the First Amendment to the Shareholder Protection Rights Agreement dated February 15, 1998 by and between the Company and the Rights Agent (the "Rights Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. The Rights Agreement is hereby amended by deleting the definition of "Acquiring Person" in Section 1.1 thereof in its entirety and substituting in lieu thereof the following new definition:

     "Acquiring Person" shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include any Person (i) who is not a Beneficial Owner of any shares of Common Stock, but becomes a Beneficial Owner of Common Stock after the date of this Agreement solely as a result of acquiring or agreeing to acquire not more than 10,000,000 shares of Common Stock from Vencor, Inc. or any transferee of Vencor, Inc., until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock divided or stock split) of any additional shares of Common Stock, (ii) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on the date of this Agreement or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock (unless such Person became the Beneficial Owner of such additional shares of Common Stock without any plan or intention to seek or affect control of the Company and such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), all of such additional shares), (iii) who is the Beneficial Owner of 15%, or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock or (iv) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-In Date, (B) shares of Common Stock (or securities
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     convertible into, exchangeable into or exercisable for Common Stock),
     Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. In addition, notwithstanding anything herein to the contrary, neither Vencor, Inc. nor any Affiliate or Associate of Vencor, Inc. shall be deemed to be an Acquiring Person solely because one or more Affiliates or Associates of Vencor, Inc. hereafter acquire Beneficial Ownership, collectively, of not more than 10,000 shares of Common Stock, provided that such Persons acquired such Beneficial Ownership without any plan or intention to seek or affect control of the Company. In addition, the Company, any wholly owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company shall not be an Acquiring Person.

     2. All terms defined in the Rights Agreement which are used herein shall have the meanings defined in the Rights Agreement, unless specifically defined otherwise herein.

     3. The term "Agreement" as used in the Rights Agreement shall mean the Rights Agreement, as amended by this Agreement, or as it may from time to time be amended in the future by one or more other written amendment or modification agreements entered into pursuant to the applicable provisions of the Rights Agreement.

     4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     6. Except as expressly herein amended, the terms and conditions of the Rights Agreement shall remain in full force and effect.

     7. This Agreement is not intended to be, nor shall it be construed to be, a novation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         ATRIA COMMUNITIES, INC.


                         By:     /s/ W. Patrick Mulloy, II
                            ------------------------------
                            W. Patrick Mulloy, II
                            President and Chief Executive Officer

                         NATIONAL CITY BANK


                         By:      /s/ Sherry L. Damore
                            --------------------------
                            Sherry L. Damore
                            Vice President

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